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                                                                       Exhibit 2




          LIST OF PERSONS FILING SCHEDULE 13D PURSUANT TO RULE 13d-1(a)
                                  UNDER THE ACT



Hestian Pty Limited

VB Family Trust

VB Racing Pty Limited

Escotwo Pty Limited

Kirman Pty Limited

Christopher van Brugge

Brian Michael Sherman

Dr. Gene Rosalie Sherman